Exhibit 10.1
Amendment
to the
First Interstate BancSystem, Inc.
2006 Equity Compensation Plan
     This Amendment (the “Amendment”) by First Interstate BancSystem, Inc., a Montana corporation (the “Company”), to its 2006 Equity Compensation Plan (the “2006 Plan”) is entered into by the Company as of March 19, 2010.
     Whereas, the Company previously adopted the 2006 Plan pursuant to which the Company may grant equity awards to its directors, officers and other employees in an effort to attract, retain and motivate individuals who are expected to make important contributions to the Company.
     Whereas, in connection with the Company’s proposed initial public offering, the Compensation Committee of the Board of Directors of the Company (the “Board”), pursuant to authority delegated by the Board, has determined that it is in the best interests of the Company and its shareholders to amend the 2006 Plan in accordance with the provisions hereof.
     Now, therefore, based on the foregoing recitals, the Company hereby agrees as follows:
     1. Effective as of, and subject to, the closing of the Company’s proposed initial public offering of shares of its Class A common stock, pursuant to its Registration Statement on Form S-1 (SEC File No. 333-164380), and listing of such shares for trading on The NASDAQ Stock Market LLC, the definition of “Common Stock” in section 2.6 of the 2006 Plan shall be revised to read in its entirety as follows:
2.6 Common Stock. The term “Common Stock” means common stock of FIBS. Stock Option Benefits and Restricted Stock Benefits that are outstanding as of the Offering shall be exercisable or otherwise deemed to consist of shares of Class B common stock. Any and all Benefits that may be granted under this Plan after the Offering shall be exercisable or otherwise shall consist of shares of Class A common stock.
     2. Except as modified in this Amendment, all other terms of the 2006 Plan shall remain in full force and effect.
[Signature page follows]

     IN WITNESS WHEREOF, the undersigned has executed this Amendment effective as of the date first above written.

COMPANY: First Interstate BancSystem, Inc., a Montana corporation
By:	/s/ Terrill R. Moore
Terrill R. Moore
Executive Vice President & Chief Financial Officer